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                                                                    EXHIBIT 4.73

                                                                  LOAN NO. T0362
                                                                  LOAN NO. T0388
                                                                  LOAN NO. S0441

                       SECOND AMENDMENT AND SUPPLEMENT TO
                              CONTINUING GUARANTY


STATE OF LOUISIANA                )
                                  )
PARISH OF CALCASIEU               )


STATE OF GEORGIA                  )
                                  )
COUNTY OF COBB                    )

         BEFORE ME, the respective undersigned Notaries Public, and in the presence of the undersigned competent witnesses, personally came and appeared the party listed below, who, after being duly sworn, did state:

         THIS SECOND AMENDMENT AND SUPPLEMENT TO CONTINUING GUARANTY (this "Second Amendment"), dated as of November 25, 1996, is by and between MERCURY CELLULAR TELEPHONE COMPANY ("MCTC") and COBANK, ACB ("CoBank"), and amends and supplements that certain Continuing Guaranty, dated as of April 20, 1995, made by MCTC for the benefit of CoBank (the "Original Guaranty"), as previously amended by that certain First Amendment and Supplement to Continuing Guaranty, dated as of July 1, 1996 (the "First Amendment"; the Original Guaranty, as amended by the First Amendment, the "Guaranty").


                                R E C I T A L S:

         WHEREAS, CoBank and CTC Financial, Inc. (the "Borrower") have entered into that certain Loan Agreement, dated as of April 20, 1995 (as the same may be amended, supplemented, extended or restated from time to time, the "First Loan Agreement"), providing for a loan of up to $18,000,000 (the "First Loan"), into that certain Loan Agreement, dated as of July 1, 1996 (as the same may be amended, supplemented, extended or restated from time to time, the "Second Loan Agreement"), providing for a loan of up to $13,000,000 (the "Second Loan"), and into that certain Loan Agreement, dated as of even date herewith (as the same may be amended, supplemented, extended or restated from time to time, the "Third Loan Agreement"; the First Loan Agreement, the Second Loan Agreement and the Third Loan Agreement, collectively, the "Loan Agreements"), providing for a loan of up to $4,000,000
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Second Amendment and Supplement to Continuing Guaranty/MCTC
Loan No. T0362
Loan No. T0388
Loan No. S0441


(the "Third Loan"; the First Loan, the Second Loan and the Third Loan, collectively, the "Loans"); and

         WHEREAS, the proceeds of the Loans will be reloaned by the Borrower to MCTC for the purposes set forth in the Loan Agreements; and

         WHEREAS, as an inducement to CoBank to enter into the First Loan Agreement and to make the First Loan, MCTC entered into the Original Guaranty; and

         WHEREAS, as an inducement to CoBank to enter into the Second Loan Agreement and make the Second Loan, MCTC entered into the First Amendment; and

         WHEREAS, as an inducement to CoBank to enter into the Third Loan Agreement and to make the Third Loan, MCTC has agreed to amend the Guaranty as herein provided;

         NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, MCTC and CoBank hereby agree as follows:

         SECTION 1. Capitalized terms used in this Second Amendment, unless otherwise defined herein, shall have the meanings assigned to them in the Guaranty.

         SECTION 2. Section 2 of the Guaranty is hereby amended and supplemented by deleting Section 2 in its entirety and substituting in lieu thereof the following Section:

         "SECTION 2. OBLIGATIONS. "Obligations" shall mean (a) the principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Promissory Note, dated April 20, 1995, made by the Borrower to the order of CoBank, in the original face principal amount of $18,000,000 (as the same may be amended, extended, renewed or replaced from time to time, the "First Note"); (b) the principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Promissory Note, dated July 1, 1996, made by Borrower to the order of CoBank, in the original face principal amount of $13,000,000 (as the same may be amended, extended, renewed or replaced from time to time, the "Second Note"); (c) the principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Promissory Note, dated November 25, 1996, made by the Borrower to the order of CoBank, in the original face principal amount of $4,000,000 (as the same may be amended, extended, renewed or replaced from time to time, the "Third Note"; the First Note, the Second





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Second Amendment and Supplement to Continuing Guaranty/MCTC
Loan No. T0362
Loan No. T0388
Loan No. S0441

         Note and the Third Note, collectively, the "Notes"); and (d) all other payments or performances to be made by the Borrower under the other Loan Documents to which it is a party."

         SECTION 3. Section 4(H) of the Guaranty is hereby amended and supplemented by deleting such Section in its entirety and substituting in lieu thereof the following Section:

         "(H)   FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE; ETC.  The
         audited financial statements of MCTC for the fiscal year ended December 31, 1995, and the unaudited financial statements for the six-month period ended June 30, 1996, submitted to CoBank in connection with the Loans, fairly and fully present in all material respects the financial condition of MCTC and the results of MCTC's operations for the periods covered thereby and were prepared in accordance with GAAP consistently applied and any system of accounts to which MCTC is subject. Since December 31, 1995, there has occurred no event which has had or could have a Material Adverse Effect on MCTC. All budgets, projections, feasibility studies, and other documentation submitted to CoBank in connection with the Loans were based upon assumptions that were reasonable and realistic at the time submitted and, as of the date hereof, no fact has come to light, and no event or transaction has occurred, which would cause any assumption made therein not to be reasonable or realistic."

         SECTION 4. All references to the "Loan Agreements," "Notes" and "Loans" in the Guaranty shall be to the "Loan Agreements," "Notes" and "Loans", respectively, as defined in this Second Amendment.

         SECTION 5. All references to the "Loan Documents" or a "Loan Document" in the Guaranty shall be to the "Loan Documents" as defined in the Loan Agreements (as amended).

         SECTION 6. All references to this "Guaranty" in the Guaranty shall be to the Guaranty as amended by this Second Amendment.

         SECTION 7. After giving effect to the amendments to and restatement of the Guaranty set forth in this Second Amendment, the representations and warranties of MCTC set forth in the Guaranty are true and correct as of the date hereof as if made on the date hereof.

         SECTION 8. It is the intention of the parties hereto that this Second Amendment shall not constitute a novation and shall in no way adversely affect or impair the validity of the "Loan Documents" (as defined in the Loan Agreements, as amended), it being the intention of





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Second Amendment and Supplement to Continuing Guaranty/MCTC
Loan No. T0362
Loan No. T0388
Loan No. S0441

the parties hereto merely to amend the Guaranty as expressly set forth herein. To the extent not inconsistent herewith, all of the terms and conditions of the Guaranty shall remain in full force and effect and are hereby ratified and confirmed by MCTC.

         SECTION 9. This Second Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and shall be binding upon all parties and their respective permitted successors and assigns, and all of which taken together shall constitute one and the same agreement.

         SECTION 10. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Louisiana, without reference to choice of law doctrine.





                       (Signatures follow on next page.)





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Second Amendment and Supplement to Continuing Guaranty/MCTC
Loan No. T0362
Loan No. T0388
Loan No. S0441


         THUS DONE AND SIGNED, at the place and on the date indicated below, and in the presence of the undersigned Notary Public and the respective undersigned witnesses indicated below, by duly authorized officers of MCTC, after a due reading of the whole.

           At Lake Charles, Louisiana, on ___________________, 1996.


                                         MERCURY CELLULAR TELEPHONE COMPANY


                                         By:
                                            ---------------------------------
                                         Name:
                                              -------------------------------
                                         Title:    President


                                        Attest:
                                               ------------------------------
                                        Name:
                                             --------------------------------
                                        Title:    Secretary

                                                                [CORPORATE SEAL]
Witnesses to all signatures:

------------------------------------------
Witness

------------------------------------------
Witness

------------------------------------------
Notary Public

My commission expires: ___________

         [NOTARIAL SEAL]

                    (Signatures continued on next page.)





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Second Amendment and Supplement to Continuing Guaranty/MCTC
Loan No. T0362
Loan No. T0388
Loan No. S0441

                 (Signatures continued from previous page.)



         At Atlanta, Georgia, on ______________, 1996.


                                                   COBANK, ACB


                                        By:
                                           ---------------------------------
                                           Name:
                                                ----------------------------
                                           Title:
                                                 ---------------------------



Witnesses to signature:


------------------------------------------
Witness


------------------------------------------
Witness


------------------------------------------
Notary Public

My commission expires: ___________

         [NOTARIAL SEAL]





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